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                                    The Penn Traffic Company




                                Supplemental Retirement Income Plan













July 1, 1996



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                        TABLE OF CONTENTS

                                                               Page
                                                               ----

Article I. ......................................................1

    1.1  Establishment...........................................1

    1.2  Purpose.................................................1

    1.3  Effective Date..........................................1

Article II.......................................................1

    2.1  Definitions.............................................1

    2.2  Other Defined Terms.....................................3

    2.3  Gender and Number.......................................3

Article III......................................................3

    3.1  Vesting Schedule........................................3

Article IV.......................................................3

    4.1  Amount..................................................3

    4.2  Form of Benefit.........................................5

    4.3  Payment of Normal Retirement Benefit....................5

    4.4  Termination Prior to Normal Retirement..................6

Article V........................................................7


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    5.1  Written Request.........................................7

    5.2  Notice of Denial........................................7

    5.3  Content of Notice.......................................8

    5.4  Review Procedures.......................................8

    5.5  Decision on Review......................................8

Article VI.......................................................9

    6.1  Administration..........................................9

    6.2  Funding.................................................9

    6.3  No Employment Contract..................................9

    6.4  Spendthrift Provision...................................9

    6.5  Binding Effect..........................................9

    6.6  Applicable Law.........................................10

    6.7  Administrative Discretion..............................10

    6.8  Withholding............................................10

    6.9  Severability...........................................10

    6.10 Amendment and Termination..............................10

    6.11 Titles and Headings Not to Control.....................11

    6.12 Small Benefits.........................................11

    Exhibit A -- Plan Participants..............................

    Exhibit B -- Beneficiary Designations.......................13



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                              THE PENN TRAFFIC COMPANY
                       SUPPLEMENTAL RETIREMENT INCOME PLAN

                                   Article I.
            Establishment, Purpose and Effective Date of Plan

1.1 Establishment. The Penn Traffic Company, a Delaware corporation, hereby establishes a supplemental executive retirement program, which shall be known as The Penn Traffic Company Supplemental Retirement Income Plan ("Plan").

1.2 Purpose. The purpose of the Plan is to provide to the Executives named in Exhibit "A," as amended from time to time, supplemental retirement income in excess of the retirement benefits otherwise provided to employees under the Company's Qualified Retirement Plans. Payment of the retirement benefits under this Plan shall be made from the general assets of Company, or by such other method as is consistent with
               Section 6.2 of this Plan and which is agreed to by the Executives and the Company.

1.3            Effective Date.  The Plan shall be effective as of July 1,
               1996.
                               Article II.
                               Definitions

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (A) "Actuarial Equivalent" means a benefit payable in a different form, but having the same value when computed using the mortality and interest rate assumptions set forth in Attachment A to the Corporate Plan for determining distributions other than lump sums.

               (B) "Average Annual Compensation" means the annual amount determined by averaging an Executive's annual
                    Compensation for the five (5) consecutive Years of Service that produce the highest average.

               (C) "Beneficiary" means the person(s) properly designated to receive, under provisions of the Plan, benefits payable in the event of the Executive's death.

               (D) "Board" means the Board of Directors of The Penn Traffic Company.

               (E) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

               (F) "Committee" means the Personnel and Compensation Committee of the Board.

               (G) "Company" means The Penn Traffic Company and all Subsidiaries, with the following exception. The Penn Traffic Company shall retain full authority to
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                    administer, amend and terminate the Plan without the
                    consent of any Subsidiary. Therefore, in applying all Plan provisions that relate to these functions and responsibilities, as opposed to substantive benefit provisions, the term "Company" shall be read to refer only to The Penn Traffic Company. In this regard, the term "Board" refers specifically to the Board of Directors of The Penn Traffic Company, as stated in
                    Section 2.1(D).

               (H) "Compensation" means the total income paid to the Executive by the Company as reported on Form W-2, plus any amounts of income deferred under a qualified or non-qualified deferred compensation plan and including bonuses. Compensation shall not include any contributions to a plan of nontaxable fringe benefits, employer matching contributions to a qualified or non-qualified deferred compensation plan, contributions to or payments from a pension, profit-sharing or similar plan, and moving expenses. For purposes of this Plan, Compensation shall not be limited by Section 401(a)(17) of the Code.

                    If an Executive is credited with Years of Service during an absence, in accordance with the provisions of Section
                    2. 1 (S), the Executive's Compensation during that absence shall be assumed to be equal to the Compensation that would have been credited if the Executive had remained employed at the rate of Compensation that was in effect when the absence began.

               (I) "Corporate Plan" means The Penn Traffic Corporate/P & C Foods Pension Plan.

               (J) "Executive" means those select management and/or highly compensated employees designated from time to time by the Committee to participate in the Plan as named in Exhibit "A," which is attached to this Plan.

               (K) "Normal Retirement" means the termination of the Executive's employment upon attaining age 65 and after having completed five (5) Years of Service.

               (L) "Normal Retirement Date" means the first day of the month coinciding with or next following the date the Executive attains age 65 and completes five (5) Years of Service.

               (M) "Plan" means The Penn Traffic Company Supplemental Retirement Income Plan, as amended from time to time.

               (N) "Plan Year" means the twelve-month period from January I through December 31.

               (0) "Qualified Retirement Plan" means the Corporate Plan and any other tax-qualified retirement plan maintained by the Company for the benefit of its employees including the Executives.



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               (P)  "Subsidiary" means any corporation or other entity in which The Penn Traffic Company directly or indirectly has at least a 51% ownership interest.

               (Q) "Supplemental Retirement Benefit" means the benefit payable to the Executive pursuant to Article IV of the Plan by reason of his termination of employment with the Company for any reason other than death. In the case of the Executive's death, a benefit shall be payable as described in Section 4.4(b).

               (R) "Surviving Spouse" means a person who is married to the Executive at the date of his death, provided the Executive was married to that person throughout the one-year period ending on the date of death.

               (S) "Years of Service" means the number of twelve-month periods (and fractions thereof) of time (whether before or after the Effective Date) commencing upon an Executive's employment with the Company, and ending on the Executive's termination of employment with the Company for any reason. (Since the term "Company" refers to The Penn Traffic Company and Subsidiaries, service with all "Companies" is added to determine total "Years of Service.")

                    Years of Service also shall be credited during absences from work occasioned by temporary illness or accident, Total and Permanent Disability or service with the Armed Forces of the United States, as and to the extent provided in the Corporate Plan.

2.2 Other Defined Terms. Any capitalized terms that are used in the Plan, which are not defined in this Article, shall have the meaning stated in the Corporate Plan.

2.3 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                               Article III.
                                 Vesting

3.1 Vesting Schedule. All benefits under this Plan shall be fully vested upon the Executive's completion of five (5) Years of Service.

                               Article IV.
                     Supplemental Retirement Benefit

4.1 Amount. In general, the Supplemental Retirement Benefit payable to the Executive at his Normal Retirement Date, in the form provided in Section 4.2, shall be equal to (a) minus (b):



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                    (a)  a monthly benefit payable as a single life annuity
                         equal to 40% of the Executive's Average Annual Compensation divided by 12, reduced proportionately for Years of Service less than 30.

                    (b) the sum of the following amounts, if any, payable to the Executive:

                         (i) the monthly Company-provided normal retirement benefit(s) which the Executive has accrued under any Qualified Retirement Plan that is a defined benefit plan, calculated in accordance with that plan as of his date of termination (no reduction shall be made for any supplements that are paid under the Corporate Plan to an Executive who qualifies for early retirement benefits under the Rule of 85);

                         (ii) the monthly amount that would be payable to the
                              Executive as a single life annuity that is the Actuarial Equivalent of the Executive's "Account balance" under any Qualified Retirement Plan that is a defined contribution plan, determined by employing the assumptions set forth in Section 2. 1 (A). In making the foregoing calculation, the following rules shall apply, as pertinent:

                              (A) the term "Account balance" (1) shall not include amounts attributable to:
                                   "employee contributions; rollover or
                                   transfer contributions from plans not
                                   maintained by the Company; or elective
                                   deferrals under a cash or deferred
                                   arrangement within the meaning of Code
                                   Section 401(k); but (II) shall include all other Company contributions, including matching contributions within the meaning of Code Section 401(m); and

                              (B) the Account balance shall be determined as of the date that the Executive begins to receive a benefit under this Plan ("Determination Date"), subject to the following adjustment. If the Executive has received any full or partial distribution of his Account balance before the Determination Date (including in-service withdrawals), the value of the Executive's Account balance shall be determined by including the amounts received and assuming that such amounts would have earned interest at an annual rate of 8% from the date received to the Determination Date; and

                         (iii)the monthly benefits that the Executive would be
                              entitled to receive pursuant to the Federal
                              Social Security Act ("Social Security Benefits"), as of the Determination Date, if the Executive timely filed an application, whether or not the Executive actually


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                              receives Social Security benefits at that time.
                              If the Executive is not eligible to receive
                              Social Security Benefits as of the
                              Determination Date, the determination of the Social Security Benefits, and the reduction of the Executive's monthly Supplemental Retirement Benefit by the amount of the Executive's Social Security Benefits, shall be made as of the monthly payment hereunder for the first month for which the Executive would be entitled to begin receiving Social Security Benefits, upon timely filing an application. However, the reduction for Social Security Benefits described in this subsection (iii) shall not apply when calculating the death benefit under this Plan pursuant to Section 4.4(b).

               The Executive shall provide such financial and other information as the Company may reasonably require to determine amounts payable under other Qualified Retirement Plans and the Federal Social Security Act.

4.2 Form of Benefit. The Supplemental Retirement Benefit payable to the Executive shall be paid in any one of the following forms as determined by the Committee, in its sole discretion, after non-binding consultation with the Executive:

                    (a)  a single life annuity, payable monthly,

                    (b)  a 50% joint and survivor annuity, payable monthly,

                    (c) a 100% joint and survivor annuity, payable monthly, or

                    (d) a single life annuity, payable monthly, with 10 years certain.

               Each of the optional forms of benefit under Sections 4.2(b) through (d) shall be the Actuarial Equivalent of a single life annuity, determined by employing the assumptions set forth in
               Section 2.1(A).

               For the joint and survivor options in Section 4.2(b) and (c) above, the Executive shall designate a single Beneficiary before the commencement date described in Section 4.3 ("commencement date"). The designation may be changed up to the commencement date, but not thereafter. Thus, no survivor benefits shall be payable if the Beneficiary predeceases the Executive after the commencement date. For the 10-year certain option in Section 4.2(d), (i) the Executive may designate one or more primary Beneficiaries and one or more secondary Beneficiaries; (ii) the designation may be changed up to the Executive's date of death; and (iii) if no designated Beneficiary survives the Executive, any payments due for the 10-year period shall be paid to the Executive's estate. Sample Beneficiary designations are attached at Exhibit B.

4.3 Payment of Normal Retirement Benefit. Once the Executive has reached the Executive's Normal Retirement Date, payment of the Supplemental Retirement Benefit shall


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               commence on the first day of the month following the month in which termination of employment occurs. Payment of the Supplemental Retirement Benefit shall cease as of the first day of the month following the death of the Executive or the Executive's Beneficiary, as the case may be, except when paid in the form of a single life annuity with 10 years certain and the Executive dies prior to the receipt of 120 monthly payments, in which case payments shall cease upon payment of the 120th monthly payment.

4.4 Termination Prior to Normal Retirement. In the event the Executive terminates employment prior to the Executive's Normal Retirement Date, the Executive shall be entitled to be paid his Supplemental Retirement Benefit pursuant to this
               Article IV as follows:

                    (a) Early Retirement. In the event the Executive has attained at least age fifty-five (55), has ten (10) Vesting Years of Service, and terminates employment for any reason other than death, the Executive shall be entitled to receive his Supplemental Retirement Benefit. The Supplemental Retirement Benefit shall be determined by: (i) applying the formula in
                         Section 4.1 as of the date benefits commence ("early retirement date"), including all reductions that then apply under Section 4. 1 (b); and (ii) reducing the resulting amount by one-third of one percent (1 /3 %) for each month by which the early retirement date precedes the Executive's sixty-fifth (65th) birthday, with the following exception. The reduction for age described in clause (ii) shall not apply if the Executive's age plus Years of Service equals or exceeds 85.

                         If the early retirement benefit initially payable to the Executive under the rules in the preceding paragraph does not include a reduction for Social Security Benefits because the Executive is not yet eligible for Social Security Benefits, the early retirement benefit shall be redetermined as of the monthly payment for the first month for which the Executive is eligible to receive Social Security Benefits, as provided in Section 4. 1 (b)(iii). As of that month, the Executive's early retirement benefit shall be recalculated by subtracting the Social Security Benefits from the amount previously determined under Section 4. 1 (a)(i), and the new resulting amount shall be reduced for age under
                         Section 4. 1 (a)(ii), based on the Executive's age at the early retirement date. (No reduction for age shall be made if the "rule of 85" described in the preceding paragraph applied at the Executive's early retirement date.)

                         In the event the Executive terminates employment before reaching age 55, but has ten (10) Vesting Years of Service, the Executive shall be entitled to receive, upon reaching age 55, the reduced Supplemental Retirement Benefit described in the preceding paragraphs of this Section 4.4(a), except that the foregoing shall not apply to determine an Executive's eligibility for an unreduced early retirement benefit under the "rule of 85".


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                    (b)  Death.  If the Executive dies prior to the
                         commencement of any benefit payments under this Plan and after attaining his "earliest retirement age, " the Executive's Surviving Spouse shall receive the same benefit that would have been payable had the Executive terminated employment the day before the Executive's death and elected a 50% joint and survivor annuity, except that the benefit formula in
                         Section 4.1 shall be applied without any reduction for Social Security Benefits, as stated in Section
                         4. l(b)(iii). The Executive's "earliest retirement age" is age 55 if the Executive had ten (10) Vesting Years of Service, and age 65 if the Executive had at least five (5) Years of Service, but did not have ten (10) Vesting Years of Service.

                         If the Executive dies prior to the commencement of any benefit payments under this Plan but prior to attaining his earliest retirement age, the Executive's Surviving Spouse shall receive the same benefit that would have been payable, had the Executive terminated employment on the date of his death, survived until Ms earliest retirement age, and then retired on that date, elected a 50% joint and survivor annuity, and then died. The Surviving Spouse shall begin to receive payments as of the date when the Executive would have reached his earliest retirement age.

                         The foregoing rules regarding the payment of death benefits under the Plan also shall apply if the Executive terminates employment after his Normal Retirement Date, if the Executive dies before the commencement of benefit payments under the Plan.

                    (c) Before Vesting. If the Executive terminates his employment with the Company before he has completed 5 Years of Service, no benefits shall be payable pursuant to this Plan to such Executive or his Surviving Spouse.

                    (d) No Survivors. If the Executive dies prior to the commencement of any benefit payments under this Plan, without being survived by a Surviving Spouse, no benefits shall be payable pursuant to this Plan. If the Executive dies after the commencement of benefit payments under this Plan, benefits shall continue to the extent called for under the optional form of benefit which had previously commenced.

                                Article V.
                             Claims Procedure

5.1 Written Request. Any claim for benefits by the Executive or his Beneficiaries shall be made in writing to the Committee. In this Article V, the Executive and his Beneficiaries are referred to collectively as claimants.

5.2 Notice of Denial. If the Committee denies a claim in whole or in part, it shall send the claimant a written notice of the denial within 90 days after the date it receives a claim, unless it needs additional time to make its decision. In that case, the Committee may authorize an extension of up to an additional 90 days, if it notifies the claimant of the extension within the initial 90-day period. The extension notice shall state the reasons for the extension and the expected decision date.

5.3 Content of Notice. A denial notice shall be written in a manner calculated to be understood by the claimant and shall contain:

                    (a) the specific reason or reasons for the denial of the claim;

                    (b) specific reference to pertinent Plan provisions upon which the denial is based;

                    (c) a description of any additional material or information necessary to perfect the claim, with an explanation of why the material or information is necessary; and

                    (d) an explanation of the review procedures provided below.

5.4            Review Procedures.

                    (a) Within 60 days after the claimant receives a denial notice, the claimant may file a request for review with the Committee. Any such request must be made in writing.

                    (b) A claimant who timely requests a review shall have the right to review pertinent documents, to submit additional information or written comments, and to be represented.

5.5            Decision on Review.

                    (a) The Committee shall send the claimant a written decision on any request for review within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances. In that case, the Committee may authorize an extension of up to an additional 60 days, provided it notifies the claimant of the extension within the initial 60-day period.

                    (b) The review decision shall be written in a manner calculated to be understood by the claimant and shall contain:

                         (i)  the specific reason or reasons for the
                              decision; and

                         (ii) specific reference to the pertinent Plan
                              provisions upon which he decision is based.

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                    (c)  If the Committee does not send the claimant a review
                         decision within the applicable time period, the claim shall be deemed denied on review.

                    (d) The review decision (including a deemed decision) shall be the Committee final decision.

                               Article VI.
                            General Provisions

6.1 Administration. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions hereof. The Committee shall be entitled to rely conclusively upon all tables, valuations certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

6.2 Funding. The Board, in its sole discretion, may elect to fund the benefits payable under the Plan, through various investments. However, any such investment shall remain the property of the Company and be subject to the claims of general creditors of the Company. The Executive shall have only the rights of a general unsecured creditor of the Company with respect to any rights under this Plan. The Executive may not pledge as collateral any investments purchased to fund benefits under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that assets of the Company will be sufficient to pay any benefit hereunder. It is the intention of the parties that this Plan will be an unfunded deferred compensation plan solely for the benefit of management and highly compensated employees for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

6.3 No Employment Contract. Nothing contained in this Plan shall be construed as a contract of employment between the Company and the Executive or as a right of the Executive to be continued in the employment of the Company or as a limitation on the right of the Company to discharge the Executive at any time with or without cause and without regard to the effect that such discharge may have upon the Executive's rights or potential rights, if any, under this Plan.

6.4 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of or other obligations or claims against, such person or entity, including claims or alimony, support, separate maintenance and claims in bankruptcy proceedings.

6.5 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Executives, their Surviving Spouses and Beneficiaries, the Company and any successor to the Company, whether by merger, consolidation, purchase, or otherwise.


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6.6            Applicable Law.  The Plan shall be governed by and construed in accordance with the laws of the State of New York, except to the extent preempted by ERISA.

6.7 Administrative Discretion. The Committee shall have the exclusive authority and discretion to interpret this Plan, and shall have the authority and discretion to construe any uncertain or disputed term or provision in this Plan. The Committee's exercise of its discretionary authority to construe the terms and provisions of this Plan, and all its interpretations and determinations, shall be conclusive and binding upon the Company, the Executive and all other persons having or claiming an interest under this Plan, shall be entitled to deference upon review by any court, agency or other entity empowered to review its decisions, and shall not be overturned or set aside by any court, agency or other entity unless found to be arbitrary, capricious or made in bad faith.

6.8 Withholding. Any payment made pursuant to this Plan shall be reduced by federal and state income, FICA or other employee payroll, withholding or other similar taxes that the Company may be required to withhold. In addition, as the Supplemental Retirement Benefit accrues during the Executive's employment with the Company, the Company may withhold from the Executive's regular compensation from the Company any FICA or other employee payroll, withholding or other similar taxes the Company may be required to withhold on the accrual of benefits.

6.9 Severability. If one or more provisions of this Plan, or any part thereof, shall be determined by a court of competent jurisdiction to be invalid or unenforceable, then the Plan shall be administered as if such invalid or unenforceable provision had not been contained in the Plan. The invalidity or unenforceability of any Plan provision, or any part thereof, shall not effect the validity and enforceability of any other Plan provision or any part thereof.

6.10 Amendment and Termination. The Company intends to maintain this Plan until all benefit payments are made pursuant to the Plan. However, the Plan is entirely voluntary on the part of the Company, continuation of the Plan is not a contractual obligation of the Company, and the Company reserves the right, in its sole discretion, to amend, suspend, or terminate the Plan at any time or from time to time, in whole or in part. Any such amendment, suspension or termination shall be made pursuant to resolutions of the Board. No amendment, suspension, or termination of the Plan shall affect directly or indirectly the rights of an Executive who has become vested in his Plan benefits prior to the effective date of the resolution amending, suspending, or terminating the Plan. (However, if the Plan is terminated, an Executive's benefit shall be based on Compensation and Years of Service as of the termination date.) Further, the Company, in the sole discretion of the Board, may pay such Executive, in a lump sum, the actuarial equivalent of the benefit provided by the Plan in complete satisfaction of its obligations under the Plan. For this purpose, actuarial equivalence shall be determined by applying the interest rate and mortality assumptions that are used to determine lump sums under the Corporate Plan. Notwithstanding any other provision in the Plan to the contrary, the


                                    10


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               Plan shall terminate automatically upon the final payment of all amounts payable hereunder.

6.11 Titles and Headings Not to Control. The titles to the Articles and the headings of Sections in the Plan are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather that such titles or headings, shall control.

6.12 Small Benefits. If any monthly benefit that shall be payable to any person under the Plan shall be less than $400, then, if the Committee shall so direct, the aggregate of the amounts which shall be payable to such person in any year shall be paid in quarterly, semiannual or annual installments. If the present value of the nonforfeitable accrued benefit of any Executive who has terminated his employment prior to age 55 is less than $3,500, then the Committee may at any time direct that the actuarial equivalent of such benefits (determined using the assumptions under Section 6. 10 hereof) shall be paid to him in a lump sum in lieu of any benefits to which he may be entitled under this Plan.

IN WITNESS WHEREOF, the Company has executed this Agreement this 29th of August, 1996.

                                             THE PENN TRAFFIC COMPANY



                                             By: /s/ John T. Dixon
                                                 --------------------
                                                    John T. Dixon
                                                    President

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